UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2023

Date of Report (Date of earliest event reported)

INTERNATIONAL MEDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1604 US Highway 130 North Brunswick, NJ	08902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMAQ	The Nasdaq Stock Market LLC
Warrants	IMAQW	The Nasdaq Stock Market LLC
Rights	IMAQR	The Nasdaq Stock Market LLC
Units	IMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 10, 2023, International Media Acquisition Corp., a Delaware corporation and a special purpose acquisition company (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with JC Unify Capital (Holdings) Limited, a BVI company (the “Buyer”), Content Creation Media LLC, a Delaware limited liability company (“Sponsor”), and Shibasish Sarkar, (“Seller”, together with the Sponsor the “Sellers”), pursuant to which (i) the Sponsor agreed to sell, and the Buyer agreed to purchase, 4,125,000 shares of common stock and 597,675 private placement units of the Company, which represents 75% of the total Company Securities owned by the Sponsor (“Transferred Sponsor SPAC Securities”) for an aggregate purchase price of $1.00 (the “Closing Cash Purchase Price”), (ii) the closing of the transactions contemplated by the Securities Purchase Agreement (the “Closing”) shall take place as soon as practicable after signing of the Securities Purchase Agreement, on such time and date as may be mutually agreed by the Buyer and the Sellers, subject to satisfaction of the conditions set forth in the Securities Purchase Agreement.

The obligation of the Buyer and Sellers in connection with the Closing are subject to the satisfaction (or waiver) of the certain conditions as described in the Securities Purchase Agreement

The Securities Purchase Agreement contained representations and warranties of the parties. The representations and warranties of each party set forth in the Securities Purchase Agreement were made solely for the benefit of the other parties to the Securities Purchase Agreement, and stockholders of the Company are not third-party beneficiaries of those representations and warranties. In addition, those representations and warranties (a) were subject to materiality and other qualifications contained in the Securities Purchase Agreement, which may differ from what may be viewed as material by stockholders of the Company, (b) were made only as of the date of the Securities Purchase Agreement or such other date as is specified in the Securities Purchase Agreement and (c) may have been included in the Securities Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Securities Purchase Agreement is included with this filing only to provide stockholders of the Company with information regarding the terms of the Securities Purchase Agreement, and not to provide stockholders of the Company with any other factual information regarding any of the parties or their respective businesses.

At the Closing, (i) Seller shall deliver to Buyer (or its designated assignee) an assignment of the Transferred Sponsor SPAC Securities against payment of the Closing Cash Purchase Price to an account designated by the Seller; and (ii) there shall be delivery by all service providers and creditors of the Company of a release and satisfaction agreement of certain amounts owed to such services providers by the Company.  In addition, in connection with the transactions contemplated by the Securities Purchase Agreement, the officers and certain of the directors (representing a minority of the Board) of the Company will be replaced by officers and directors selected by the Buyer.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These forward-looking statements include, but are not limited to, statements whether or not the Closing will be completed, and the timing of, and expectations in relation to, any of the foregoing matters. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 8.01	Other Events

The Company made a deposit of $128,513.70 (the “Extension Payment”) to the trust account to extend the period of time the Company has to consummate an initial business combination from November 2, 2023 to December 2, 2023. Following the deposit of the Extension Payment, the amount of funds in the trust account as of November 14, 2023 was approximately $21.75 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated November 10, 2023 by and among JC Unify Capital (Holdings) Limited, Content Creation Media LLC, Shibasish Sarkar, and International Media Acquisition Corp.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2023

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

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